Exhibit 4.9
REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of December 20, 2013 by and between NORTHSTAR REALTY FINANCE CORP., a Maryland corporation (the “Company”), and RXR SUBHOLDINGS LLC, a Delaware limited liability company (the “Holder”).
WHEREAS, the Holder is receiving on the date hereof and/or may receive in the future shares of common stock, par value $0.01 per share, of the Company (“NRF Shares”), pursuant to (1) the Restricted Stock Agreement (the “Restricted Stock Agreement”), dated as of date hereof, by and between the Company and the Holder, and (2) the Exchange Agreement (the “Exchange Agreement”), dated as of date hereof, by and among the Company, the Holder and RXR Realty LLC, a Delaware limited liability company; and
WHEREAS, in connection therewith, the Company has agreed to grant to the Holder the Registration Rights (as defined in Section 1 hereof).
NOW, THEREFORE, the parties hereto, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, hereby agree as follows:
Section 1.Registration Rights
If the Holder receives NRF Shares pursuant to the Exchange Agreement or if NRF Shares issued pursuant to the Restricted Stock Agreement become vested and no longer subject to forfeiture (such NRF Shares at the time issued pursuant to the Exchange Agreement or at the time vested and no longer subject to forfeiture pursuant to the Restricted Stock Agreement, the “Registrable Shares”), unless such Registrable Shares are issued to the Holder pursuant to an Issuer Registration Statement as provided in Section 2 below or are eligible for sale without regard to volume, manner of sale or other restrictions pursuant to Rule 144(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”), the Holder shall be entitled to the registration rights set forth in Section 3 below (the “Registration Rights”).
Section 2.    Issuer Registration Statement
Anything contained herein to the contrary notwithstanding, in the event that any Registrable Shares are issued by the Company to the Holder pursuant to an effective registration statement (an “Issuer Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”), the Company shall be deemed to have satisfied all of its registration obligations under this Agreement with respect to such Registrable Shares.
Section 3.    Demand Registration Rights
3.1    (a) Registration Procedure. Unless such Registrable Shares are not subject to registration rights pursuant to Section 2 above, then subject to Sections 3.1(c) and 3.2 hereof,

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if the Holder desires to exercise Registration Rights with respect to such Registrable Shares, the Holder shall deliver to the Company a written notice (a “Registration Notice”) informing the Company of such exercise and specifying the number of Registrable Shares to be offered by such the Holder. Such notice may be given at any time and from time to time on or after the first date the Holder shall receive NRF Shares pursuant to the Exchange Agreement in the case of NRF Shares issued pursuant to the Exchange Agreement or at any time after such NRF Shares have become vested and no longer subject to forfeiture if initially issued under the Restricted Stock Agreement. Upon receipt of the Registration Notice, the Company, if it has not already caused the Registrable Shares to be included as part of an existing shelf registration statement and related prospectus that the Company then has on file with the Commission (the “Shelf Registration Statement”) (in which event the Company shall be deemed to have satisfied its registration obligation under this Section 3 with respect to such Registrable Shares that have been included on a Shelf Registration Statement), shall cause to be filed with the Commission as soon as reasonably practicable after receiving the Registration Notice (but in any event within 60 days after the receipt thereof) a registration statement and related prospectus that shall include the Registrable Shares that are the subject of the Registration Notice and, at the election of the Company, may include any or all NRF Shares issued under the Restricted Stock Agreement and obtainable upon exchange pursuant to the Exchange Agreement (in which event the Company shall be deemed to have satisfied its registration obligation under this Section 3 with respect to such NRF Shares if all such NRF Shares are included in the Registration Statement) (a “New Registration Statement”) that complies as to form in all material respects with applicable Commission rules providing for the sale by the Holder of the Registrable Shares, and agrees (subject to Section 3.2 hereof) to use its commercially reasonable efforts to cause such New Registration Statement to be declared effective by the Commission as soon as reasonably practicable (and in any event within 120 days after the receipt of a Registration Notice with respect thereto). As used herein, “Registration Statement” and “Prospectus” refer to the Shelf Registration Statement and related prospectus (including any preliminary prospectus) or the New Registration Statement and related prospectus (including any preliminary prospectus), whichever is utilized by the Company to satisfy the Holder’s Registration Rights pursuant to this Section 3, including in each case any documents incorporated therein by reference.
The Holder agrees to provide in writing in a timely manner information regarding the proposed plan of distribution by the Holder of the Registrable Shares and such other information reasonably requested by the Company in connection with the preparation of and for inclusion in the Registration Statement. The Company agrees (subject to Section 3.2 hereof) to use its commercially reasonable efforts to keep the Registration Statement effective (including the preparation and filing of any amendments and supplements necessary for that purpose) until the earlier of (i) the date on which the sale of all of the Registrable Shares registered under the Registration Statement is consummated or (ii) the date on which all of the Registrable Shares then held by the Holder are eligible for sale without regard to volume, manner of sale or other restrictions pursuant to Rule 144(b)(1) under the Securities Act.
Notwithstanding the foregoing, the Company may at any time, in its sole discretion and prior to receiving any Registration Notice from the Holder, include all of the Holder’s NRF Shares or any portion thereof in any Shelf Registration Statement. In connection

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with any Registration Statement utilized by the Company to satisfy the Holder’s Registration Rights pursuant to this Section 3, the Holder agrees that it will respond in writing within seven calendar days to any request by the Company to provide or verify information regarding the Holder or the Holder’s Registrable Shares as may be required to be included in such Registration Statement pursuant to the rules and regulations of the Commission.
(b)    Offers and Sales. All offers and sales by the Holder under the Registration Statement referred to in this Section 3 shall be completed within the period during which the Registration Statement is required to remain effective pursuant to Section 3.1(a) of this Section 3.
(c)    Limitations on Registration Rights. Each exercise by the Holder of a Registration Right shall be with respect to a minimum of the lesser of (i) an amount of NRF Shares having a sale price of at least $5,000,000 or (ii) the total number of Registrable Shares held by the Holder at such time. The right of the Holder to deliver a Registration Notice commences upon (1) the first date the Holder shall receive NRF Shares pursuant to the Exchange Agreement in the case of NRF Shares issued pursuant to the Exchange Agreement or (2) the first date that NRF Shares are vested and are no longer subject to forfeiture in the case of NRF Shares issued under the Restricted Stock Agreement. The Holder shall not have any right to deliver a Registration Notice during any period when all of the Registrable Shares held by the Holder are eligible for sale without regard to volume, manner of sale or other restrictions pursuant to Rule 144(b)(1) under the Securities Act. The Registration Rights granted pursuant to this Section 3 may not be exercised in connection with an underwritten public offering. The Holder shall not be entitled to deliver more than one Registration Notice during any six month period.
3.2    Suspension. (a) Before a Registration Statement for any Registrable Shares has been declared effective, upon any notice by the Company to the Holder that the Company has concluded that disclosure by the Company in such Registration Statement of Confidential Information (as hereinafter defined) would be required and the nondisclosure of such Confidential Information might cause such Registration Statement to fail to comply with applicable disclosure requirements, the Holder agrees that (i) the Company may discontinue its efforts to register such Registrable Shares during the Suspension Period (as hereinafter defined), and (ii) its rights to require the Company to take action to register any Registrable Shares pursuant to a Registration Statement shall be suspended during the Suspension Period.
(b)    After a Registration Statement for any Registrable Shares has been declared effective, upon notice by the Company to the Holder that the Company has concluded that disclosure by the Company in such Registration Statement of Confidential Information (as hereinafter defined) would be required and the nondisclosure of such Confidential Information might cause such Registration Statement to fail to comply with applicable disclosure requirements, the Holder agrees that (i) it will immediately discontinue offers and sales of the Registrable Shares under such Registration Statement until the Holder receives copies of a supplemented and amended Prospectus that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective, and (ii) its rights to require the Company to take any action with respect to the registration or sale of any

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Registrable Shares pursuant to such Registration Statement (or to take any action to amend or supplement such Registration Statement) shall be suspended during the Suspension Period.
(c)    As used herein, (i) the term “Confidential Information” means any proprietary, confidential or non-public information that the Company has decided not to include in any Registration Statement, and (ii) the term “Suspension Period” means any period commencing on the date that the Company cannot register Registrable Shares without disclosing Confidential Information and ending on the date on the earlier of (x) the date the Company elects to disclose such Confidential Information, or (ii) the date on which the Company is not required to disclose such Confidential Information; provided that the period during which a Registration Statement may be suspended shall not exceed 120 days in any 365 day period; provided, further, that such 120-day period may be extended to 180 days if, based on advice of counsel, the Company determines that it cannot register Registrable Shares without disclosing Confidential Information at any time after the expiration of such 120-day period.
3.3    Qualification. The Company agrees to use its commercially reasonable efforts to register or qualify the Registrable Shares by the time the applicable Registration Statement is declared effective by the Commission under all applicable state securities or “blue sky” laws of such jurisdictions as the Holder shall reasonably request in writing, to keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective or during the period offers or sales are being made by the Holder after delivery of a Registration Notice to the Company, whichever is shorter, and to do any and all other acts and things which may be reasonably necessary or advisable to enable the Holder to consummate the disposition in each such jurisdiction of the Registrable Shares owned by the Holder; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 3.3, (y) subject itself to taxation in any such jurisdiction or (z) submit to the general service of process in any such jurisdiction.
3.4    Actions by the Company. Whenever the Company is required to effect the registration of Registrable Shares under the Securities Act pursuant to Section 3.1 of this Agreement, subject to Section 3.2 hereof, the Company shall:
(a)    prepare and file with the Commission within the time frames set forth in Section 3.1 the requisite Registration Statement to effect such registration, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the Commission to be filed therewith, and the Company shall use its commercially reasonable efforts to cause such Registration Statement to become effective within the time frames set forth in Section 3.1; provided that before filing such Registration Statement or any amendments or supplements thereto, the Company shall furnish to the Holder and counsel for the Holder a draft copy of the Registration Statement and shall use reasonable efforts to reflect in such Registration Statement, when filed with the Commission, such comments as the Holder or such counsel shall reasonably and timely propose;

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(b)    subject to the proviso in clause (a) above, prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary (i) to keep such Registration Statement effective and (ii) to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Shares covered by such Registration Statement, in each case for the time period provided in Section 3.1(a);
(c)    furnish, without charge, to the Holder such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits), and the Prospectus included in such Registration Statement, and other documents, as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the Holder; and the Company hereby consents (except during the continuance of a Suspension Period) to the use of such Prospectus and each amendment or supplement thereto by the Holder, in connection with any offering and sale of the Registrable Shares covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein;
(d)    promptly notify the Holder: (i) when the Registration Statement or post-effective amendment thereto has been filed, when the same has become effective, (ii) of any request by the Commission or any state securities or blue sky authority for amendments to the Registration Statement, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Shares for sale under the securities or blue sky laws of any jurisdiction, (v) of the existence of any fact of which the Company becomes aware or the happening of any event which results in (A) the Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading or (B) the Prospectus included in such Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment;
(e)    use its commercially reasonable efforts to cause all such Registrable Shares to be listed (i) on the United States national securities exchange on which the NRF Shares are then listed or (ii) if the NRF Shares are not at the time listed on any United States national securities exchange (or if the listing of Registrable Shares is not permitted under the rules of such United States national securities exchange on which the NRF Shares are then listed), on another United States national securities exchange;
(f)    use its commercially reasonable efforts to take all other steps necessary to expedite or facilitate the registration and disposition of the Registrable Shares contemplated hereby, including obtaining necessary governmental approvals and effecting required filings;

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cooperating with the Holder in connection with any filings required by FINRA; providing appropriate certificates not bearing restrictive legends representing the Registrable Shares; and providing a CUSIP number and maintaining a transfer agent and registrar for the Registrable Shares;
(g)    keep the Holder’s counsel reasonably apprised as to the intention and progress of the Company with respect to any Registration Statement hereunder, including by providing the Holder’s counsel with copies of all written correspondence with the SEC in connection with any Registration Statement or Prospectus filed hereunder; and
(h)    ensure that (i) no Registration Statement (including any amendments thereto) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, and (ii) no Prospectus (including any supplements thereto) shall contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, except for any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to the Company by or on behalf of the Holder specifically for use therein.
3.5.    Indemnification by the Company. The Company shall indemnify, to the fullest extent permitted by law, the Holder, its affiliates (within the meaning of Rule 405 under the Securities Act) and each person who controls the Holder (within the meaning of the Securities Act) and their respective officers and directors against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as the same (i) are made in reliance and in conformity with information relating to the Holder furnished in writing to the Company by the Holder expressly for use therein or (ii) are caused by the Holder’s failure to deliver to the Holder’s immediate purchaser a copy of the Registration Statement or Prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished the Holder with a sufficient number of copies of the same.

3.6.    Indemnification by the Holder. In connection with any Registration Statement the Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and shall indemnify, severally and not jointly, to the fullest extent permitted by law, the Company, its affiliates (within the meaning of Rule 405 under the Securities Act) and each person who controls the Company (within the meaning of the Securities Act) and their respective officers and directors against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make

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the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to the Holder furnished in writing to the Company by the Holder expressly for use therein or caused by the Holder’s failure to deliver to the Holder’s immediate purchaser a copy of the Registration Statement or Prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished the Holder with a sufficient number of copies of the same; provided, however, that the liability of each the Holder shall be in proportion to and limited to the net amount received by the Holder from the sale of Registrable Shares pursuant to such Registration Statement. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified person or any officer, director or controlling person of such indemnified person and shall survive the transfer of securities.

3.7.    Indemnification Procedures. Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (so long as such consent is not unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder except to the extent such party is materially prejudiced thereby.

3.8.    Contribution. If the indemnification provided for, in, or pursuant to, Section 3.5, Section 3.6 or Section 3.7 herein is due in accordance with the terms hereof but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein (except, for purposes of clarity, any exclusions to indemnification expressly provided for in Section 3.5 or Section 3.6) then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations; provided that the Holder shall not be required to contribute more than its pro rata share of any such contribution. The relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party

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or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of the selling Holder be greater in amount than the amount of net proceeds received by such Holder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 3.5 or Section 3.6 had been available under the circumstances.

Section 4.    Expenses
The Company shall pay all expenses incident to the performance by the Company of the Company’s registration obligations under Sections 2 and 3, including (i) all stock exchange, Commission and state securities registration, listing and filing fees, (ii) all expenses incurred in connection with the preparation and filing of any Issuer Registration Statement or Registration Statement and Prospectus, (iii) fees and disbursements of counsel for the Company and of the independent public accountants of the Company, and (iv) the costs of any other consents necessary for the Company in connection with any Issuer Registration Statement, Registration Statement and Prospectus. The Holder shall be responsible for the payment of any brokerage and sales commissions, fees and disbursements of the Holder’s counsel, accountants and other advisors and any transfer taxes relating to the sale or disposition of the Registrable Shares by the Holder pursuant to Section 3 or otherwise.
Section 5.    Rule 144 Compliance
The Company covenants that it will use its commercially reasonable efforts to timely file the reports required to be filed by the Company under the Securities Act and the Exchange Act so as to enable the Holder to sell Registrable Shares pursuant to Rule 144 under the Securities Act. In connection with any sale, transfer or other disposition by the Holder of any Registrable Shares pursuant to Rule 144 under the Securities Act, the Company shall cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Shares to be for such number of shares and registered in such names as the Holder may reasonably request at least three business days prior to any sale of Registrable Shares hereunder.
Section 6.    Miscellaneous
6.1    Integration; Amendment. This Agreement constitutes the entire agreement among the parties hereto with respect to the matters set forth herein and supersedes and renders of no force and effect all prior oral or written agreements, commitments and understandings among the parties with respect to the matters set forth herein. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the Company and the Holder.
6.2    Waivers. No waiver by a party hereto shall be effective unless made in a written instrument duly executed by the party against whom such waiver is sought to be

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enforced, and only to the extent set forth in such instrument. Neither the waiver by any of the parties hereto of a breach or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.
6.3    Assignment; Successors and Assigns. Except for an assignment by operation of law, this Agreement and the rights granted hereunder may not be assigned by either party hereto. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.
6.4    Burden and Benefit. Except for an assignment by operation of law, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal and legal representatives, successors and, subject to Section 6.3 above, assigns.
6.5    Notices. All notices called for under this Agreement shall be in writing and shall be deemed to have been delivered (i) on the date personally delivered or (ii) one business day after being properly sent by recognized overnight courier, addressed to the respective parties at their address set forth in this Agreement or (iii) on the day (or if not a business day on the first business day thereafter) transmitted by facsimile, in each case addressed to the respective parties at their address set forth on Schedule A. Either party hereto may designate a different address by providing written notice of such new address to the other party hereto as provided above.
6.6    Governing Law and Venue. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof to the extent that such principles would direct a matter to another jurisdiction. The Parties hereby irrevocably submit to the personal jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the County of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims relating to such action, proceeding or transactions shall be heard and determined in such a New York State or Federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and, to the extent permitted by law, over the subject matter of such dispute and agree that delivery of process or other papers in connection with any such action or proceeding in any manner as may be permitted by law shall be valid and sufficient service thereof.
6.7    Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement

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for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.
6.8    Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.
6.9    Execution in Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of or on behalf of both of the parties.
6.10    Severability. If fulfillment of any provision of this Agreement, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.
[Signature page follows]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first herein above set forth.

NORTHSTAR REALTY FINANCE CORP.

By:	/s/ Ronald J. Lieberman
	Name:	Ronald J. Lieberman
	Title:	Executive Vice President, General Counsel and Secretary

RXR SUBHOLDINGS LLC

By:	/s/ Jason Barnett
	Name:	Jason Barnett
	Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]